Exhibit 10.12

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (“Amendment”) is made and entered into as of June 17, 2020, by and between BRITANNIA BIOTECH GATEWAY LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and SENTI BIOSCIENCES, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant are parties to that certain Office Lease dated July 17, 2018 (the “Original Lease”), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord that certain 38,694 rentable square feet of space (the “Premises”) located on the first (1st) floor of that certain building located at Two Corporate Drive, South San Francisco, California (the “Building”). The Original Lease, as amended by the First Amendment to Lease dated May 8, 2019, and by this Amendment, is referred to collectively as the “Lease”.

B. Tenant has failed to pay Base Rent and Additional Rent due under the Lease prior to May 1, 2020, in the amount of $379,859.31 (the “Past Due Rent”).

C. Landlord is currently holding the Irrevocable Standby Letter of Credit No. SVBSF013017 in the amount of $497,218.70, delivered by Tenant to Landlord in accordance with the terms of the Lease (the “Letter of Credit”).

D. Landlord and Tenant presently desire to enter into this Amendment to provide for the payment of a portion of the Past Due Rent, and to defer payment of additional amounts of Rent due under the Lease, due to the COVID-19 situation, on the terms and conditions set forth below.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Amendment.

2. Payment of April Rent. Concurrently with Tenant’s execution of this Amendment, Tenant shall pay the Base Rent and Tenant’s Share of Direct Expenses to Landlord for April, 2020, in the amount of $264,462.32. Upon such payment, the Past Due Rent will be reduced to equal $115,396.99. Landlord acknowledges that such $115,396.99 is based on the recent reconciliation of Direct Expenses due under the Lease, and remains subject to review and agreement by Tenant and Tenant’s right to review and audit such amounts as provided in Section 4.6 of the Lease.

3. Temporary Deferral of Rent. Tenant’s obligation to pay the remaining Past Due Rent, as well as the Base Rent and Tenant’s Share of Direct Expenses owed for May, 2020 ($264,462.32), and June, 2020 ($264,462.32), shall be deferred, and repaid as further set forth in this Second Amendment. The total of such deferred amounts, i.e., $644,321.63 (subject to adjustment as provided in Section 2, above), is referred to herein as the “Rent Deferral Amount”. Tenant acknowledges that federal, state and local governmental authorities (including, without limitation, the United States, State of California, County of San Mateo and City of South San Francisco) may have issued orders or enacted statutes that provide certain protections to commercial tenants who can prove they are unable to pay rent due to circumstances related to the COVID-19 virus. Tenant (i) enters into this Second Amendment voluntarily and with full knowledge of those protections and (ii) acknowledges that it is waiving those protections in favor of the terms set forth herein.

4. July Rent. Tenant shall pay Rent due under the Lease for July, 2020, and all months thereafter, in accordance with the terms of the Lease.

5. Repayment of Rent Deferral Amount. Tenant shall repay the Rent Deferral Amount to Landlord, in full, on or before the earlier of (i) the date that is fifteen (15) days after any “Funding Event”, as defined in Section 8, below, and (ii) November 30, 2020.

6. Draw of Letter of Credit; Application of Funds. Notwithstanding the terms of Section 5, above, Tenant agrees that (i) if Tenant has not repaid the Rent Deferral Amount to Landlord in full on or before November 30, 2020, or (ii) if an Acceleration Event, as defined below, has occurred, then in either such case Landlord shall have the irrevocable, absolute, and immediate right to: (a) draw down the Letter of Credit in full; and (b) irrevocably retain and apply any cash proceeds Landlord receives on account of such draw(s) to the Rent Deferral Amount or other amounts due under the Lease. Such application of the Letter of Credit shall reduce the outstanding Rent Deferral Amount to $147,102.93. The Lease is hereby amended to provide that the full amount of the Letter of Credit shall be immediately due and owing by Tenant to Landlord as set forth above, and that in such event Landlord shall have the right to immediately thereafter draw on the Letter of Credit in full. Tenant hereby: (i) waives any rights it may have to object to any draw(s) on the Letter of Credit, agrees to fully cooperate with Landlord in connection with any draw(s) on the Letter of Credit, and agrees to execute any documents requested by either Landlord or Silicon Valley Bank in connection with such draw(s); and (ii) agrees and acknowledges that Landlord may, in connection with any such draw(s) on the Letter of Credit, provide the following certification to Silicon Valley Bank and that such certification is true and accurate:

THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD , EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD $497,218.70 IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED JULY 17, 2018, AS THE SAME MAY HAVE BEEN AMENDED FROM TIME TO TIME (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.

7. Default by Tenant. Notwithstanding any contrary provision of the Lease, as amended hereby, but subject to applicable law, Landlord shall have the right, at its option, to accelerate the repayment of the Rent Deferral Amount, and interest thereon, and to make the same immediately due and payable in full by Tenant (with interest at the rate provided in Article 25 of the Lease, which interest shall accrue monthly from and after the calendar month in which each installment of the Rent Deferral Amount was originally due and owing under the Lease) and to make the same immediately due and payable in full by Tenant (the “Accelerated Amount”), upon the occurrence of any of the following (each, an “Acceleration Event”): (i) any breach of the representations, warranties, certifications and covenants of Tenant set forth in this Second Amendment beyond applicable notice and cure periods; (ii) any default by Tenant under the Lease, as amended hereby, beyond applicable notice and cure periods; (iii) any assignment or attempted assignment of the Lease to any third party in violation of Article 14 of the Lease; (iv) a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution (whether or not there exists any proceeding under an insolvency or bankruptcy law), or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law; or (v) the rejection, or deemed rejection, of the Lease, as amended hereby, in any insolvency or bankruptcy case or proceeding. Further, notwithstanding any contrary provision of the Lease, as amended hereby, the Rent Deferral Amount, and interest thereon as provided above, payable hereunder shall constitute a part of the Rent payable by Tenant under the Lease. Landlord may include in any unpaid sums or amounts it seeks to recover from Tenant the aggregate Rent Deferral Amount, it being agreed by Tenant that the Rent Deferral Amount has been granted by Landlord in consideration of Tenant not defaulting under the terms and conditions of the Lease. Tenant agrees that Landlord may include the Accelerated Amount in any statutory notices (or notices required under the Lease), that Landlord is required to give Tenant as a condition precedent to an action for recovery of possession of the Existing Premises.

8. Result of a Draw; Replenishment of Letter of Credit. Notwithstanding the terms of the Lease to the contrary, following the draw upon the Letter of Credit by Landlord as set forth in Section 6, above, if an Acceleration Event has not occurred, then Tenant shall not have the obligation to deliver a replacement Letter of Credit until the later of (i) the date that is fifteen (15) days after the occurrence of a “Funding Event” as defined below, or (ii) November 30, 2020 (the “Letter of Credit Replacement Date”). On or before the Letter of Credit Replacement Date, or immediately following any draw of the Letter of Credit due to an Acceleration Event, Tenant shall provide Landlord with a new “L-C” as defined in Section 21.1 of the Original Lease, in the “L-C Amount” as defined in Section 21.1 of the Original Lease (i.e., $497,218.70). Such new L-C shall comply with and be subject to all of the terms and conditions of Article 21 of the Original Lease. Tenant’s failure to provide such new L-C on or before the Letter of Credit Replacement Date shall be a material event of default under the Lease, which shall immediately entitle Landlord to pursue all of its remedies at law, in equity or under the Lease in connection therewith. As used herein a “Funding Event” shall mean Tenant’s receipt of new loan amounts or equity funding after the date hereof that total, in the aggregate, $5,000,000.00 or more.

9. Confidentiality. Tenant understands and agrees that the granting of the concessions and agreements hereunder is highly confidential and that, except as required by law, neither Tenant nor any of its officers, directors, employees, representatives, agents and all others working for Tenant shall disclose either (i) the fact that Landlord has granted any such concessions and agreements to Tenant, in any form, and/or (ii) the type or amount of such concessions and agreements (hereinafter, the “Confidential Information”). Notwithstanding anything to the contrary set forth in this Section 9, Tenant may disclose the Confidential Information to its financial advisors and accountants for the purpose of preparing tax returns or other governmentally required information documents; provided that Tenant informs such recipients of the confidential nature of such Confidential Information and takes responsibility for such persons or entities not disclosing such Confidential Information to any other person or entity, other than those governmental entities that such persons or entities are required to disclose to.

10. Tenant’s Estoppel. Tenant hereby represents, warrants, certifies and acknowledges that, as of the date of the mutual execution of this Amendment, (i) Tenant has had the opportunity to be represented by independent counsel of its own choosing, (ii) the individual executing this Amendment on behalf of Tenant has been duly authorized to act on behalf of Tenant, (iii) to its knowledge, Landlord is not in default in any respect under the Lease; (iv) to its knowledge, Tenant does not have any defenses to its obligations under the Lease; (v) there are no offsets against Rent; and (vi) Landlord has completed all improvements and paid all allowances required to be constructed or paid by Landlord in accordance with the terms of the Lease. Tenant acknowledges and agrees that: (a) the representations herein set forth constitute a material consideration to Landlord in entering into this Amendment; (b) such representations are being made by Tenant for purposes of inducing Landlord to enter into this Amendment; and (c) Landlord is relying on such representations in entering into this Amendment.

11. Release and Waiver of Claims. As a material inducement to cause Landlord to agree to the concessions and agreements as provided herein, Tenant hereby releases Landlord from, and hereby waives, any and all losses, costs, damages, expenses, liabilities, claims and causes of action arising from or related to Tenant’s inability or limitation to conduct operations from the Premises as a result of the COVID 19 situation, including, without limitation, any claims for, and/or rights of, termination of the Lease and/or abatement, offset and/or deferral of rent under the Lease, at law and/or in equity related to the inability of Tenant to conduct operations from the Premises as a result of the COVID 19 situation and any related “shelter in place”, eviction moratoria or similar governmental directives related thereto (collectively, the “Released Claims”). With respect to the Released Claims, Tenant acknowledges that Tenant has either been advised by legal counsel or has made itself familiar with the provisions of California Civil Code section 1542, which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Tenant, being aware of the foregoing code section, hereby expressly waives any rights Tenant may have thereunder, as well as under any other statutes or common-law principles of similar effect, pertaining to the Released Claims. Notwithstanding the foregoing, except in connection with an Acceleration Event or Tenant’s failure to repay the Rent Deferral Amount as required by the terms of this Amendment, Tenant shall not be in default or otherwise in breach of the Lease with respect to the Rent Deferral Amount, and Landlord waives any right to claim that Tenant’s initial failure to pay the Rent Deferral Amount is a continuing breach of the Lease.

12. Miscellaneous. Whenever possible, each provision or portion of any provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction and this Amendment. This Amendment, together with the Lease, constitute the entire agreement between Landlord and Tenant regarding the matters set forth herein or therein, and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail. Except as specifically set forth in this Amendment, all of the terms and conditions of the Lease are and shall remain in full force and effect. This Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single instrument. Further, each of the parties to this Amendment (i) has agreed to permit the use from time to time, where appropriate, of telecopy or other electronic signatures (including, without limitation, DocuSign) in order to expedite the transaction contemplated by this Amendment, (ii) intends to be bound by its respective telecopy or other electronic signature, (iii) is aware that the other will rely on such telecopied or other electronically transmitted signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of this Amendment and the documents affecting the transaction contemplated by this Agreement based on the fact that a signature was sent by telecopy or electronic transmission only. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Neither party shall be bound by this Amendment until this Amendment has been fully executed and delivered. Time is of the essence of this Amendment and the provisions contained herein.

13. No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[signatures contained on following page]

IN WITNESS WHEREOF, this amendment has been executed as of the day and year first above written.

LANDLORD:			TENANT:

BRITANNIA BIOTECH GATEWAY			SENTI BIOSCIENCES, INC.,
LIMITED PARTNERSHIP,			A Delaware corporation
A Delaware limited partnership

By:	HCP Biotech Gateway Incorporated,		By:	/s/ Curt Herberts
Its General Partner
Curt Herberts
	By:	/s/ Scott Bohn		Print Name
	Name:	Scott Bohn
	Its:	Senior Vice President	Its:	CFO and CBO

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